   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000



                                                      REGISTRATION NO. 333-45844

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                             PENSON WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                           6211                          75-2896356
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)         Identification Number)

                        1700 PACIFIC AVENUE, SUITE 1400
                              DALLAS, TEXAS 75201
                                 (214) 765-1100
    (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                             ROGER J. ENGEMOEN, JR.
                             CHAIRMAN OF THE BOARD
                             PENSON WORLDWIDE, INC.
                        1700 PACIFIC AVENUE, SUITE 1400
                              DALLAS, TEXAS 75201
                                 (214) 765-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

                THOMAS P. MASON                                    PAUL TOBIAS
             MICHELLE KWAN MONTOYA                      WILSON SONSINI GOODRICH & ROSATI,
        BROBECK, PHLEGER & HARRISON LLP                      PROFESSIONAL CORPORATION
        301 CONGRESS AVENUE, SUITE 1200                8911 CAPITAL OF TEXAS HIGHWAY NORTH
              AUSTIN, TEXAS 78701                            WESTECH 360, SUITE 3350
                 (512) 477-5495                                AUSTIN, TEXAS 78759
                                                                  (512) 338-5400

                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The primary purpose of this Amendment No. 1 to Penson Worldwide, Inc.'s Registration Statement on Form S-1 (File No. 333-45844) is to file certain exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee, the NASD filing fee and the Nasdaq National Market entry fee.

SEC registration fee......................................  $39,600
NASD filing fee...........................................   15,500
Blue Sky fees and expenses (including legal fees).........        *
Nasdaq National Market entry fee..........................        *
Accounting fees and expenses..............................        *
Other legal fees and expenses.............................        *
Transfer agent and registrar fee..........................        *
Printing and engraving....................................        *
Miscellaneous.............................................        *
                                                            -------
  Total...................................................  $     *
                                                            =======

---------------

* To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification. Reference is also made to Section 7 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. In addition, certain of the intercompany agreements provide for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant's Restated Certificate of Incorporation and in its Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. The Registrant, with approval by the Registrant's Board of Directors, expects to obtain directors' and officers' liability insurance. Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:


                                                              EXHIBIT
DOCUMENT                                                      NUMBER
--------                                                      -------
Form of Underwriting Agreement..............................   1.1
Amended and Restated Certificate of Incorporation of
  Registrant................................................   3.1
Amended and Restated Bylaws of Registrant...................   3.2
Form of Indemnity Agreement.................................  10.10


     The Company has entered into indemnification agreements with each of the Company's directors, a form of which is attached as an exhibit hereto and is incorporated herein by reference.

     The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since September 1997, we have issued and sold the below listed unregistered shares of our common stock. These issuances were deemed exempt from registration under the Securities Act of 1933 in reliance on Rules 504, 505 and 701 of Regulation D and in compliance with the specific requirements thereof. All recipients of unregistered securities had adequate access, through their relationship with us, to information about us.

     Between September 1, 1997 and September 1, 2000, we issued an aggregate of 1,701,000 shares of our common stock at a range of $0.15 to $0.33 per share.

     Between September 1, 1997 and September 1, 2000, we issued an aggregate of 188,000 shares of our common stock to certain of our employees at $13.00 per share upon the exercise of stock options granted under our 2000 Stock Incentive Plan.

     Between September 1, 1997 and September 1, 2000, we issued an aggregate of 1,572,750 shares of our common stock to certain of our employees upon the exercise of stock options granted at an exercise price of 125% of the net book value of the common stock on the exercise date.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          a. Exhibits


        EXHIBIT
         NUMBER                              DESCRIPTION OF DOCUMENT
         ------                              -----------------------
           *1.1            -- Form of Underwriting Agreement
           +3.1            -- Amended and Restated Certificate of Incorporation of
                              Penson Worldwide, Inc.
           +3.2            -- Amended and Restated Bylaws of Penson Worldwide, Inc.
           *4.1            -- Specimen certificate for shares of Common Stock

        EXHIBIT
         NUMBER                              DESCRIPTION OF DOCUMENT
         ------                              -----------------------
            4.2            -- Registration Rights Agreement between Roger J. Engemoen,
                              Jr., Philip A. Pendergraft and Daniel P. Son and Penson
                              Worldwide, Inc. dated September 14, 2000
           *5.1            -- Opinion of Brobeck, Phleger & Harrison LLP
           10.1            -- 2000 Stock Incentive Plan
           10.2            -- 2000 Employee Stock Purchase Plan
         **10.3            -- Fully Disclosed Clearing Agreement by and between Penson
                              Financial Services, Inc., a division of Service Asset
                              Management Company, and CyBerBroker, Inc. dated October
                              3, 1997 and an amendment thereto dated July 19, 1999
         **10.4            -- Remote Processing Agreement between SunGard Financial
                              Systems Inc. and Penson Financial Services, Inc. dated
                              July 10, 1995 and amendments thereto dated September 13,
                              1996, May 1, 1998 and September 12, 2000
          +10.5            -- 1700 Pacific Avenue Office Lease by and between F/P/D
                              Master Lease, Inc. as landlord and Service Asset
                              Management Company as tenant dated May 20, 1998 and
                              amendments thereto dated July 16, 1998, February 19,
                              1999, September 23, 1999, December 30, 1999 and June 9,
                              2000
          +10.6            -- Stock Loan Guarantee Agreement by and among Service Asset
                              Management Company, Penson Financial Services, Inc. and
                              Banc of America Securities LLC dated December 14, 1999
          +10.7            -- Stock Loan Guarantee Agreement by and among Service Asset
                              Management Company, Penson Financial Services, Inc. and
                              Goldman, Sachs & Co. dated December 14, 1999
          +10.8            -- Promissory Notes and Security Agreements by and between
                              Service Asset Holdings, Inc. and Service Lloyds Insurance
                              Co. dated October 25, 1995, July 25, 1995, July 31, 1997
                              and August 15, 1997, respectively
          +10.9            -- Loan Agreement by and between Service Asset Investments,
                              Inc. and Guaranty Federal Bank, F.S.B. dated March 30,
                              2000 and an amendment thereto dated July 31, 2000
          +10.10           -- Form of Indemnity Agreement between Penson Worldwide,
                              Inc. and each of its executive officers and directors
          +10.11           -- Guaranty Agreements by and between Service Asset
                              Investments, Inc., Guaranty Federal Bank, F.S.B. with
                              Daniel P. Son, Philip A. Pendergraft, William D. Gross,
                              Roger J. Engemoen, Jr. and J. Kelly Gray as Guarantors
                              with Stock Pledge Agreement by and between Penson
                              Worldwide, Inc. and Guaranty Federal Bank, F.S.B. all
                              dated July 31, 2000
          +11.1            -- Statement regarding computation of per share earnings
          +21.1            -- List of Subsidiaries
          +23.1            -- Consent of Ernst & Young LLP

        EXHIBIT
         NUMBER                              DESCRIPTION OF DOCUMENT
         ------                              -----------------------
          *23.2            -- Consent of Brobeck, Phleger & Harrison LLP (included in
                              Exhibit 5.1)
          +24.1            -- Power of Attorney (included on signature page)
          +27.1            -- Financial Data Schedule


---------------

 * To be filed by amendment.


** Certain provisions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been filed separately with the Securities and Exchange Commission.



 + Previously filed.


  b. Financial Statement Schedules

          S-1              -- Schedule I -- Condensed Financial Information of
                              Registrant

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2000.


                                            PENSON WORLDWIDE, INC.

                                            By: /s/ ROGER J. ENGEMOEN, JR.
                                              ----------------------------------
                                                    Roger J. Engemoen, Jr.
                                                           Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                 TITLE                       DATE
                      ---------                                 -----                       ----

             /s/ ROGER J. ENGEMOEN, JR.                Chairman (principal        September 28, 2000
-----------------------------------------------------    executive officer)
               Roger J. Engemoen, Jr.

                          *                            Executive Vice             September 28, 2000
-----------------------------------------------------    President, Treasurer
                Philip A. Pendergraft                    and Director
                                                         (principal financial
                                                         and accounting
                                                         officer)

                          *                            Director                   September 28, 2000
-----------------------------------------------------
                    James S. Dyer

                          *                            Director                   September 28, 2000
-----------------------------------------------------
                    J. Kelly Gray

                          *                            Director                   September 28, 2000
-----------------------------------------------------
                  William D. Gross

                          *                            Director                   September 28, 2000
-----------------------------------------------------
                   David M. Kelly

                          *                            Director                   September 28, 2000
-----------------------------------------------------
                    Daniel P. Son



*By: /s/ ROGER J. ENGEMOEN, JR.

     -------------------------------

          Attorney-in-fact

                               INDEX TO EXHIBITS



        EXHIBIT
         NUMBER                              DESCRIPTION OF DOCUMENT
         ------                              -----------------------
           *1.1            -- Form of Underwriting Agreement
           +3.1            -- Amended and Restated Certificate of Incorporation of
                              Penson Worldwide, Inc.
           +3.2            -- Amended and Restated Bylaws of Penson Worldwide, Inc.
           *4.1            -- Specimen certificate for shares of Common Stock
            4.2            -- Registration Rights Agreement between Roger J. Engemoen,
                              Jr., Philip A. Pendergraft and Daniel P. Son and Penson
                              Worldwide, Inc. dated September 14, 2000
           *5.1            -- Opinion of Brobeck, Phleger & Harrison LLP
           10.1            -- 2000 Stock Incentive Plan
           10.2            -- 2000 Employee Stock Purchase Plan
         **10.3            -- Fully Disclosed Clearing Agreement by and between Penson
                              Financial Services, Inc., a division of Service Asset
                              Management Company, and CyBerBroker, Inc. dated October
                              3, 1997 and an amendment thereto dated July 19, 1999
         **10.4            -- Remote Processing Agreement between SunGard Financial
                              Systems Inc. and Penson Financial Services, Inc. dated
                              July 10, 1995 and amendments thereto dated September 13,
                              1996, May 1, 1998 and September 12, 2000
          +10.5            -- 1700 Pacific Avenue Office Lease by and between F/P/D
                              Master Lease, Inc. as landlord and Service Asset
                              Management Company as tenant dated May 20, 1998 and
                              amendments thereto dated July 16, 1998, February 19,
                              1999, September 23, 1999, December 30, 1999 and June 9,
                              2000
          +10.6            -- Stock Loan Guarantee Agreement by and among Service Asset
                              Management Company, Penson Financial Services, Inc. and
                              Banc of America Securities LLC dated December 14, 1999
          +10.7            -- Stock Loan Guarantee Agreement by and among Service Asset
                              Management Company, Penson Financial Services, Inc. and
                              Goldman, Sachs & Co. dated December 14, 1999
          +10.8            -- Promissory Notes and Security Agreements by and between
                              Service Asset Holdings, Inc. and Service Lloyds Insurance
                              Co. dated October 25, 1995, July 25, 1995, July 31, 1997
                              and August 15, 1997, respectively
          +10.9            -- Loan Agreement by and between Service Asset Investments,
                              Inc. and Guaranty Federal Bank, F.S.B. dated March 30,
                              2000 and an amendment thereto dated July 31, 2000
          +10.10           -- Form of Indemnity Agreement between Penson Worldwide,
                              Inc. and each of its executive officers and directors

        EXHIBIT
         NUMBER                              DESCRIPTION OF DOCUMENT
         ------                              -----------------------
          +10.11           -- Guaranty Agreements by and between Service Asset
                              Investments, Inc., Guaranty Federal Bank, F.S.B. with
                              Daniel P. Son, Philip A. Pendergraft, William D. Gross,
                              Roger J. Engemoen, Jr. and J. Kelly Gray as Guarantors
                              with Stock Pledge Agreement by and between Penson
                              Worldwide, Inc. and Guaranty Federal Bank, F.S.B. all
                              dated July 31, 2000
          +11.1            -- Statement regarding computation of per share earnings
          +21.1            -- List of Subsidiaries
          +23.1            -- Consent of Ernst & Young LLP
          *23.2            -- Consent of Brobeck, Phleger & Harrison LLP (included in
                              Exhibit 5.1)
          +24.1            -- Power of Attorney (included on signature page)
          +27.1            -- Financial Data Schedule


---------------

 * To be filed by amendment.


** Certain provisions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been filed separately with the Securities and Exchange Commission.



 + Previously filed.